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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of Source Media, Inc. of our report dated October 1, 1997 relating to the financial statements of Voice News Network, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Chicago, Illinois
February 11, 1998